Exhibit 10.1

SERVICES AGREEMENT

AGREEMENT dated as of this 1st day of January, 2009 between Oded Cohen, with an address at 14, Ostashinski Street, Kfar Saba, Israel 44450 (“CONSULTANT”) and Novamerican Steel Inc., a Delaware corporation with a principal place of business at 320 Norwood Park South, 2nd Floor, Norwood, MA 02062 (“NOVAMERICAN”). Each of CONSULTANT and NOVAMERICAN may hereafter be referred to herein as a “Party” and, together, as the “Parties.”

WHEREAS, NOVAMERICAN wishes to retain CONSULTANT to perform services for it and CONSULTANT wishes to provide such services to NOVAMERICAN on the terms herein below specified.

NOW, THEREFORE, pursuant to the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto intending to be legally bound do hereby agree as follows:

1.           SERVICES

(a)           CONSULTANT agrees to provide the services for NOVAMERICAN as further described in Schedule “A” hereto (the “Services”).

(b)           CONSULTANT shall determine the method, details, and means of performing the Services described in Section 1(a) above, and NOVAMERICAN shall not control the manner or determine the method by which CONSULTANT accomplishes the Services except to the extent necessary to coordinate CONSULTANT’s performance in time, space or function with that of other persons engaged by NOVAMERICAN to achieve a common goal.

(c)           CONSULTANT shall devote such time, attention and energy as may be necessary to render the Services hereunder in a professional, competent and ethical manner. In the event that, during the term hereof, CONSULTANT is unable to perform the Services, then this Agreement shall terminate in accordance with Section 2(b).

(d)           All records and reports produced by CONSULTANT during the term of this Agreement relating to the Services (other than CONSULTANT’s financial records relating to the performance of the Services) shall be the property of NOVAMERICAN and shall be returned to NOVAMERICAN at the end of the term in accordance with Section 8.

2.           TERM AND TERMINATION

(a)           Unless sooner terminated in accordance with Section 2(b), the effective date of the Agreement shall be January 1, 2009 (the “Effective Date”) and the Agreement shall terminate on December 31, 2009 (the “Initial Term”), unless terminated earlier pursuant to Section 2(b) this Agreement. The term of this Agreement may be further extended by written agreement of both Parties.

(b)           This Agreement may be terminated by either Party with or without cause by providing the other Party with 30 days’ written notice of termination.

(c)           Upon the effective date of termination, CONSULTANT shall immediately cease performing Services and incurring expenses for NOVAMERICAN regardless of the status of completion of any project(s) or task(s) then underway. Upon termination of this Agreement by either party, NOVAMERICAN’s sole obligation will be to pay CONSULTANT for the actual days worked and expenses incurred by CONSULTANT prior to the effective date of termination.

3.           COMPENSATION FOR SERVICES: REIMBURSEMENT OF EXPENSES

(a)           NOVAMERICAN shall pay CONSULTANT fixed compensation at the rate of $120,0000 for the Initial Term. Payments for partial months will be prorated.

(b)           NOVAMERICAN will reimburse CONSULTANT for reasonable travel, lodging, meals, parking, tolls, mileage, and other out-of-pocket expenses incurred in connection with the Services and in accordance with NOVAMERICAN’s established policies and which are supported by adequate documentation.

(c)           CONSULTANT will send NOVAMERICAN monthly invoices for payment due. Each invoice will identify, for the month being invoiced, the amount of compensation due under section 3(a) above and reimbursement due for expenses incurred during the month under section 3(b) above. NOVAMERICAN will pay these invoices within thirty days of the receipt.

4.           INDEPENDENT CONTRACTOR

(a)           The Parties agree that CONSULTANT is an independent contractor and not an employee of NOVAMERICAN. CONSULTANT understands and agrees that he shall not be entitled to any benefits provided to any employee of NOVAMERICAN. It shall be the sole responsibility of CONSULTANT to report as income any compensation received hereunder and to make requisite tax filings and payments to the appropriate federal, state or local tax authority. NOVAMERICAN will not withhold or pay on behalf of CONSULTANT (a) federal and local income taxes or (b) any other payroll tax of any kind.

(b)           Neither Party by virtue of this Agreement will have any right, power, or authority to act or create any obligation, expressed or implied, on behalf of the other Party.

(c)           Nothing herein is intended to preclude CONSULTANT’s simultaneous or subsequent engagement by third parties provided only that such services do not interfere with CONSULTANT’s obligations under this Agreement or present a conflict of interest, and are consistent with CONSULTANT’s duties of confidentiality set forth in Section 8.

5.           FACILITIES; SUPPORT

In the event that Services are required to be performed in any location other than CONSULTANT’s principal address, NOVAMERICAN shall make reasonable efforts to provide to CONSULTANT adequate space as may be reasonably required by the nature of the Services to be performed and to provide such supplies, equipment, support and facilities as CONSULTANT may require in performing the Services.

      6.           REPRESENTATIONS AND WARRANTIES

(a)           CONSULTANT warrants and represents that he has full right and power to enter into this Agreement and that the performance of his obligations hereunder do not and will not violate any other agreement to which he is a party or by which he is bound. CONSULTANT warrants and represents that he will comply with all applicable laws and regulations in the performance of Services hereunder. CONSULTANT warrants and represents that he will pay all income taxes that he is required to pay in connection with the compensation received under this Agreement.

(b)           CONSULTANT will defend any third-party claim arising out of a breach of any of the warranties set forth in this Section 6 and, if it is determined that CONSULTANT breached the warranties set forth herein, CONSULTANT will indemnify NOVAMERICAN for any loss (including reasonable attorneys’ fees and expenses) it may suffer as a result of such breach; provided, however, that such indemnification shall be limited to the amount of compensation paid to CONSULTANT under this Agreement. In no event shall CONSULTANT be liable to NOVAMERICAN for any indirect, special or consequential damages in connection with or arising out of this Agreement or the performance of the Services.

7.           CONFIDENTIALITY

(a)           CONSULTANT understands and agrees that during the course of performing the Services, he will or may receive, develop and be exposed to Confidential Information, as hereinafter defined, of NOVAMERICAN. CONSULTANT agrees not to disclose, transfer, use or distribute Confidential Information, in whole or in part, in any form, for any purpose other than in connection with performing the Services under this Agreement, without the prior written consent of NOVAMERICAN.

(b)           Confidential Information shall include, but is not specifically limited to NOVAMERICAN’s business affairs, strategic plans and financial information. Confidential Information shall not include any information that: (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of disclosure directly or indirectly by CONSULTANT); (ii) was available to CONSULTANT on a non-confidential basis from a source other than NOVAMERICAN, provided that such source is not and was not bound by a confidentiality obligation with NOVAMERICAN; or (iii) has been independently acquired or developed by CONSULTANT without violating any of his obligations under this Agreement.

(c)           Upon demand by NOVAMERICAN, or upon termination of this Agreement, CONSULTANT shall promptly, and in no event later than fifteen (15) calendar days, return all Confidential Information, and any and all copies of the same, belonging to NOVAMERICAN or generated by CONSULTANT for the benefit of NOVAMERICAN, and shall thereafter make no further use of them, or of any information contained in those documents, whether in whole or in part. Notwithstanding anything to the contrary herein, CONSULTANT may retain one copy of Confidential Information for records retention purposes.

(d)           CONSULTANT acknowledges that Confidential Information is valuable to NOVAMERICAN and that a breach of his obligations under this Section 7 cannot be fully compensated by monetary damages in connection with any effort by NOVAMERICAN to obtain equitable enforcement of this Section 7.

(e)           The provisions of this Section 7 shall survive the expiration or termination of this Agreement for any reason.

8.           MISCELLANEOUS

(a)           This Agreement constitutes the entire Agreement between the Parties hereto pertaining to the subject matter hereof, and supersedes all negotiations, preliminary agreements and all prior and contemporaneous discussions and understandings of the Parties in connection with the subject matter hereof

(b)           No amendment, waiver, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed by the Parties. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

(c)           Notice pursuant to any provision in this Agreement requiring written notice shall be delivered by certified mail, return receipt requested.

(d)           In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable and if, for any reason, a court finds that any provision of this Agreement is invalid, illegal or unenforceable as written, but that by limiting such provision it would become valid, legal or enforceable, then such provision shall be deemed to be written and shall be construed and enforced as so limited.

(e)           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context. The titles or captions or Sections of this Agreement are provided for convenience or reference only and shall not be considered a part hereof for purposes of interpreting or applying this Agreement and such titles or captions do not define, limit, extend, explain or describe the meaning, scope or extent of this agreement or any of its terms or conditions.

(f)           This Agreement may not be assigned by a Party hereto without the written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties hereto (and their respective heirs, legal representatives, successors and assigns), any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

ODED COHEN	NOVAMERICAN STEEL INC.

By:	By:

Title:

SCHEDULE A

The Services described in Section 1(a) shall include the following:

Working with NOVAMERICAN’S management team, including Corrado De Gasperis, Domenico Lepore, Karen G. Narwold, Giovanni Siepe and James Guddy for the purpose of continuous learning and knowledge development.